UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2006

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	000-49611	54-1920520
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

1601 WASHINGTON PLAZA

RESTON, VIRGINIA 20190

(Address of principal executive offices)

(703) 464-0100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of Millennium Bankshares Corporation (the “Registrant”) is conducting an investigation into certain claims made by a former management employee of Millennium Capital, Inc., an indirect subsidiary of the Registrant.

The former employee alleges through his attorney that Millennium Capital, Millennium Bank, N.A., a direct wholly owned subsidiary of the Registrant, and Anita L. Shull, Executive Vice President and Chief Operating Officer of the Registrant and President and Chief Operating Officer of Millennium Bank, breached one or more contracts with the employee related to, among other things, the terms of his business and compensation arrangements within the Registrant’s mortgage operations. The former employee further alleges that, during the course of a personal relationship between he and Ms. Shull, she made certain promises to him regarding his prospective management role with Millennium Capital and that these promises also were not honored. The former employee, through his attorney, has threatened litigation and indicated he may seek damages for breach of contract, rescission of an allegedly illegal contract with Millennium Bank and an accounting with respect to amounts allegedly owed him by Millennium Bank and Millennium Capital. The Registrant cannot predict at this stage the amount of liability, if any, that it may incur in connection with these matters. The existence of a dispute with the former employee was noted in the Registrant’s Form 10-K for the year ended December 31, 2005.

The Registrant disputes the allegations made by the former employee against its subsidiaries and intends to vigorously defend itself in the event litigation is commenced. The Registrant’s Board of Directors has retained counsel and an outside consultant to assist in the investigation and to consult and confer with the Board of Directors concerning appropriate actions to take in response to Ms. Shull’s alleged conduct after all relevant facts are ascertained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

Date: June 7, 2006	By:	/s/ Carroll C. Markley
Carroll C. Markley
President and Chief Executive Officer